Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Second Quarter 2026 Operational and Financial Results

OKLAHOMA CITY, OK – August 7, 2026 – Mammoth Energy Services, Inc. (NASDAQ: TUSK) (“Mammoth” or the “Company”) today reported financial and operational results for the second quarter ended June 30, 2026.

Mark Layton, Chief Financial Officer of Mammoth commented, “We are increasing our full-year 2026 outlook for the second time this year based on continued improvement across our operating businesses and the growing contribution from our aviation platform. During the second quarter, revenue increased 110% year over year to $26.1 million and Adjusted EBITDA increased 37% sequentially to $2.6 million. Drilling generated positive Adjusted EBITDA ahead of expectations, Sand returned to positive gross margins, and we continued to deploy capital into high-return aviation assets while completing strategic acquisitions in infrastructure services. As we enter the second half of 2026, our focus remains on disciplined execution, margin expansion and creating long-term shareholder value.”

Second Quarter 2026 Highlights:
•Revenue increased 110% year-over-year to $26.1 million
•Adjusted EBITDA improved to $2.6 million
•Drilling generated positive Adjusted EBITDA
•Completed the acquisitions of Mission Construction and BERE Rentals, expanding the Company’s fiber infrastructure capabilities
•Increased full-year 2026 outlook for the second time this year

Updated 2026 Outlook:
•Revenue growth expected to exceed 90%
•Adjusted EBITDA margin expected to exceed 10%

Financial Overview for the Second Quarter 2026:
Total revenue from continuing operations was $26.1 million for the second quarter of 2026 compared to $12.4 million for the second quarter of 2025 and $22.0 million for the first quarter of 2026.

Net loss from continuing operations for the second quarter of 2026 was $1.2 million, or $0.02 per diluted share, compared to net loss from continuing operations of $36.5 million, or $0.76 per diluted share, for the second quarter of 2025 and net income from continuing operations of $4.7 million, or $0.10 per diluted share, in the first quarter of 2026.

Adjusted EBITDA from continuing operations ("Adjusted EBITDA" as defined and reconciled in the tables below) was $2.6 million for the second quarter of 2026, compared to ($3.5) million for the second quarter of 2025 and $1.9 million for the first quarter of 2026.

Rental Services and Aviation Sales
Mammoth’s rental services segment contributed revenue (inclusive of inter-segment revenue) of $10.2 million for the second quarter of 2026 compared to $3.1 million for the second quarter of 2025 and $13.0 million for the first quarter of 2026. The increase in revenue compared to the prior year was primarily driven by a $5.7 million increase in aviation revenue, which included the sale of an airframe and landing gear for $2.0 million. The average number of pieces of equipment rented to customers was 407 for the second quarter of 2026 compared to 296 during the second quarter of 2025 and 389 during the first quarter of 2026.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services segment contributed revenue of $8.0 million for the second quarter of 2026 compared to $5.4 million for the second quarter of 2025 and $3.9 million for the first quarter of 2026. In the second quarter of 2026, the Company sold approximately 229,000 tons of sand at an average sales price of $21.36 per ton compared to sales of approximately 242,000 tons of sand at an average sales price of $21.41 per ton during the second quarter of 2025. Average price per ton of sand sold decreased primarily due to a shift of grade mix. In addition, freight revenue increased by approximately $2.9 million compared to second quarter of 2025. In the first quarter of 2026, sales were approximately 156,000 tons of sand at an average price of $19.49 per ton.

Accommodation Services
Mammoth’s accommodation services segment contributed revenue of $3.2 million for the second quarter of 2026 compared to $1.8 million for the second quarter of 2025 and $3.5 million for the first quarter of 2026. On average, 259 rooms were utilized for the second quarter of 2026 compared to 145 during the second quarter of 2025 and 275 during the first quarter of 2026 within the accommodations services segment.

Infrastructure Services
Mammoth’s infrastructure services segment contributed revenue of $0.9 million for the second quarter of 2026 compared to $1.4 million for the second quarter of 2025 and $0.3 million for the first quarter of 2026.

Drilling Services
Mammoth’s drilling services segment contributed revenue of $3.8 million for the second quarter of 2026 compared to $0.7 million for the second quarter of 2025 and $1.4 million for the first quarter of 2026. Drilling performance improved sequentially due to increased utilization and activity levels.

Selling, General and Administrative Expense
Selling, general and administrative (“SG&A”) expense was $4.2 million for the second quarter of 2026 compared to $5.0 million for the second quarter of 2025 and $3.6 million for the first quarter of 2026.
Liquidity
As of June 30, 2026, Mammoth had unrestricted cash and cash equivalents on hand of $50.9 million and marketable securities of $26.1 million. As of June 30, 2026, the Company’s revolving credit facility was undrawn, and there was $20.0 million of available borrowing capacity under the revolving credit facility, after giving effect to $5.0 million of outstanding letters of credit. As of June 30, 2026, Mammoth had cash, cash equivalents and marketable securities of $77.0 million.
As of August 4, 2026, Mammoth had unrestricted cash on hand of $40.4 million, marketable securities of $27.5 million, no outstanding borrowings under its revolving credit facility. As of August 4, 2026, the Company had $20.0 million of available borrowing capacity, after giving effect to $5.0 million of outstanding letters of credit. As of August 4, 2026, Mammoth had cash, cash equivalents and marketable securities of $67.9 million.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures from continuing operations by segment for the periods indicated (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2026	2025	2026	2026	2025
Rental services(a)	$41,213	$26,821	$9,335	$50,548	$26,940
Infrastructure services(b)	900	—	1,935	2,835	110
Natural sand proppant services(c)	1,001	—	235	1,236	93
Accommodation services(c)	158	58	201	359	75
Drilling services(c)	691	19	—	691	116
Total capital expenditures	$43,963	$26,898	$11,706	$55,669	$27,334
(a)Capital expenditures primarily for expansion of our aviation rental fleet and equipment rental purchases for the periods presented.
(b)Capital expenditures primarily for our fiber optic fleets for the periods presented.
(c)Capital expenditures primarily for equipment for the periods presented.

Conference Call Information
Mammoth will host a conference call on Friday, August 7, 2026 at 10:00 a.m. Central time (11:00 a.m. Eastern time) to discuss its second quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@vizaraadvisors.com.

About Mammoth Energy Services, Inc.
We are an integrated, growth-oriented company focused on providing products and services to our customers primarily in the oil and natural gas, aviation and utility infrastructure industries. Our suite of services includes rental services, infrastructure services, natural sand proppant services, accommodation services and drilling services. Our rental services segment provides a wide range of equipment used in oilfield, construction and aviation activities. Our infrastructure services segment provides fiber optic services to the utility infrastructure industry. Our natural sand proppant services segment mines, processes and sells natural sand proppant used for hydraulic fracturing. Our accommodation services provide housing, kitchen and dining, and recreational service facilities for workers located in remote areas away from readily available lodging. Our drilling services segment provides directional drilling to oilfield operators. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Mohammed Topiwala
Vizara Advisors - Investor Relations
TUSK@vizaraadvisors.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “estimate,” “project,” “forecast,” “target,” “continue,” “potential,” or similar expressions, and the negative thereof. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements, estimates and projections regarding the Company’s expectations, plans, objectives, strategies, business outlook, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, business trends, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. Forward-looking statements include, without limitation, the Company's 2026 outlook, including expected revenue growth, Adjusted EBITDA margins, aviation utilization, acquisitions, capital expenditures and other financial guidance.

These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, actual outcomes and results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include, among others:

•the impact of the recent divestiture of our subsidiaries 5 Star Electric, LLC, Higher Power Electrical, LLC, Python Equipment LLC and Aquawolf LLC, and the equipment previously used in our hydraulic fracturing business;
•general economic, financial and industry conditions, including inflation, commodity price volatility and fluctuations in customer spending and capital expenditure activity;
•conditions in the energy, infrastructure, aviation, rental equipment and natural sand proppant markets that affect demand for our services and products;
•fluctuations in the value of our marketable securities portfolio and the impact of unrealized gains and losses on our reported financial results;
•our ability to execute our business strategy, successfully integrate acquired businesses, realize anticipated acquisition benefits, grow existing operations and identify additional growth opportunities;
•our ability to successfully deploy capital into aviation assets, achieve expected utilization levels and realize anticipated returns on aviation-related investments;
•the availability and cost of labor, equipment, materials, replacement parts and other operational resources;
•customer concentration, customer payment risks and our ability to collect outstanding receivables, including the timing and collectability of amounts owed by the Puerto Rico Electric Power Authority (“PREPA”);
•the adequacy of our capital resources and liquidity;
•governmental actions, regulations, permitting requirements, trade policies, tariffs and other legal or regulatory developments;
•litigation, claims, investigations and other contingent liabilities;
•weather events, natural disasters, acts of war, terrorism, civil unrest, cybersecurity incidents and other events beyond our control; and
•the other risks and uncertainties described under Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026, as updated by Part II, Item 1A, “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K and other filings we make with the SEC, which are available on the SEC’s website at www.sec.gov and on Mammoth’s website at www.ir.mammothenergy.com.

The forward-looking statements contained in this news release speak only as of the date of this news release or, if earlier, as of the date they were made, and are based on information available to us as of that date. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, and readers are cautioned not to place undue reliance on these forward-looking statements.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS	June 30,	December 31,
	2026	2025
CURRENT ASSETS	(in thousands, except share data)
Cash and cash equivalents	$50,869	$101,987
Marketable securities	26,150	19,635
Restricted cash	11,914	12,085
Accounts receivable, net	39,402	28,934
Inventories	11,043	4,083
Current assets held for sale	2,227	4,287
Other current assets	3,066	4,619
Current assets of discontinued operations	1,334	1,518
Total current assets	146,005	177,148

Property, plant and equipment, net	149,909	106,097
Sand reserves, net	39,369	39,613
Operating lease right-of-use assets	3,518	2,591
Goodwill	1,462	—
Other non-current assets	5,693	5,767
Noncurrent assets of discontinued operations	6	3,678
Total assets	$345,962	$334,894
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$11,557	$9,327
Accrued expenses and other current liabilities	19,875	18,336
Current operating lease liabilities	2,359	2,071
Income taxes payable	41,421	39,899
Current liabilities of discontinued operations	298	383
Total current liabilities	75,510	70,016

Deferred income tax liabilities	3,345	2,430
Long-term operating lease liabilities	1,617	1,375
Asset retirement obligations	2,777	2,759
Other long-term liabilities	324	26
Total liabilities	83,573	76,606

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 48,127,585 and 48,358,315 issued and outstanding at June 30, 2026 and December 31, 2025, respectively	481	483
Additional paid-in capital	540,848	540,841
Accumulated deficit	(274,619)	(279,046)
Accumulated other comprehensive loss	(4,321)	(3,990)
Total equity	262,389	258,288
Total liabilities and equity	$345,962	$334,894

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2026	2025	2026	2026	2025
	(in thousands, except per share amounts)
REVENUE
Services revenue	$15,882	$6,402	$11,170	$27,052	$11,216
Services revenue - related parties	197	575	496	694	652
Product revenue	9,975	5,376	10,364	20,339	12,115
Total revenue	26,054	12,353	22,030	48,085	23,983

COST, EXPENSES AND GAINS
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $3,958, $1,414, $3,041, $6,999 and $2,621 for the three months ended June 30, 2026, June 30, 2025, and March 31, 2026 and six months ended June 30, 2026 and 2025, respectively)	9,488	5,744	6,254	15,742	10,239
Services cost of revenue - related parties	—	96	—	—	192
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $676, $1,413, $429, $1,105 and $2,289 for the three months ended June 30, 2026, June 30, 2025, and March 31, 2026 and six months ended June 30, 2026 and 2025, respectively)	9,713	5,263	10,253	19,966	10,738
Selling, general and administrative	4,232	4,958	3,596	7,828	9,074
Depreciation, depletion, amortization and accretion	4,634	2,827	3,470	8,104	4,910
Gains on disposal of assets, net	(4,641)	(1,077)	(674)	(5,316)	(4,549)
Impairment of long-lived assets	—	31,669	—	—	31,669
Total cost, expenses and gains, net	23,426	49,480	22,899	46,324	62,273
Operating income (loss)	2,628	(37,127)	(869)	1,761	(38,290)

OTHER INCOME (EXPENSE)
Interest (expense) income, net	(784)	298	514	(270)	383
(Loss) gain on marketable securities, net	(1,116)	—	7,103	5,987	—
Other expense, net	(73)	(628)	(609)	(682)	(960)
Total other (expense) income, net	(1,973)	(330)	7,008	5,035	(577)
Income (loss) before income taxes	655	(37,457)	6,139	6,796	(38,867)
Provision (benefit) for income taxes	1,853	(934)	1,455	3,309	(97)
Net (loss) income from continuing operations	(1,198)	(36,523)	4,684	3,487	(38,770)
Net income from discontinued operations, net of income taxes	438	45,371	503	940	47,081
Net (loss) income	$(760)	$8,848	$5,187	$4,427	$8,311

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(213)	$478	$(118)	$(331)	$497
Other comprehensive (loss) income	(213)	478	(118)	(331)	497
Comprehensive (loss) income	$(973)	$9,326	$5,069	$4,096	$8,808

Net (loss) income per share from continuing operations, basic and diluted	$(0.02)	$(0.76)	$0.10	$0.07	$(0.80)
Net income per share from discontinued operations, basic and diluted	0.01	0.94	0.01	0.02	0.98
Net (loss) income per share, basic and diluted	$(0.01)	$0.18	$0.11	$0.09	$0.18
Weighted average number of shares outstanding, basic and diluted	48,164	48,225	48,330	48,247	48,188

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30,
	2026	2025
	(in thousands)
Cash flows from operating activities:
Net income	$4,427	$8,311
Less: Net income from discontinued operations, net of income taxes	940	47,081
Net income (loss) from continuing operations	3,487	(38,770)
Adjustments to reconcile net income (loss) from continuing operations to net cash used in operating activities:
Stock based compensation	—	412
Depreciation, depletion, amortization and accretion	8,104	4,910
Amortization of debt origination costs	1,432	354
Gains on disposal of assets, net	(5,316)	(4,549)
Gains from sale of aviation equipment	(700)	—
Gains from sales of equipment damaged or lost down-hole	(230)	—
Impairment of long-lived assets	—	31,669
Gain on marketable securities, net	(5,987)	—
Other	1,750	(1,839)
Changes in assets and liabilities:
Accounts receivable, net	(9,331)	(702)
Inventories	(6,960)	531
Other current assets	532	3,271
Accounts payable	187	(1,588)
Accrued expenses and other liabilities	1,273	(4,893)
Income taxes payable	1,535	3,440
Net cash used in operating activities from continuing operations	(10,224)	(7,754)
Net cash provided by (used in) operating activities from discontinued operations	200	(2,059)
Net cash used in operating activities	(10,024)	(9,813)

Cash flows from investing activities:
Purchases of property, plant and equipment	(55,669)	(27,334)
Business acquisitions, net of cash transferred	(5,748)	—
Proceeds from disposal of property, plant and equipment	8,383	4,942
Proceeds from sale of aviation equipment	8,500	—
Purchases of marketable securities	(7,929)	—
Distributions received from publicly traded limited partnerships	665	—
Proceeds from sale of marketable securities	6,736	—
Net cash used in investing activities from continuing operations	(45,062)	(22,392)
Net cash provided by investing activities from discontinued operations	4,581	111,258
Net cash (used in) provided by investing activities	(40,481)	88,866

Cash flows from financing activities:
Principal payments on finance leases and equipment financing notes	(136)	(253)
Common stock repurchased and retired	(534)	—
Net cash used in financing activities from continuing operations	(670)	(253)
Net cash used in financing activities from discontinued operations	—	(3,848)
Net cash used in financing activities	(670)	(4,101)
Effect of foreign exchange rate on cash	(111)	113
Net (decrease) increase in cash, cash equivalents and restricted cash	(51,286)	75,065
Cash, cash equivalents and restricted cash at beginning of period	114,124	82,326
Cash, cash equivalents and restricted cash at end of period	62,838	157,391
Less: Cash, cash equivalents and restricted cash of discontinued operations at end of period	55	88
Cash, cash equivalents and restricted cash of continuing operations	$62,783	$157,303

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INFORMATION
(in thousands)

Three Months Ended June 30, 2026	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external and related party customers	$10,115	$940	$7,975	$3,202	$3,822	$—	$26,054
Intersegment revenue	108	—	—	—	—	(108)	—
Total revenue	10,223	940	7,975	3,202	3,822	(108)	26,054
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	4,722	1,540	7,713	2,118	2,972	136	19,201
Selling, general and administrative, exclusive of stock based compensation	1,775	290	685	288	230	964	4,232
Adjusted EBITDA	$3,726	$(890)	$(423)	$796	$620	$(1,208)	$2,621

Three Months Ended June 30, 2025	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external and related party customers	$3,078	$1,389	$5,376	$1,767	$743	$—	$12,353
Intersegment revenue	28	—	—	—	—	(28)	—
Total revenue	3,106	1,389	5,376	1,767	743	(28)	12,353
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion, inclusive of related parties	1,567	1,355	5,262	1,242	758	919	11,103
Selling, general and administrative, exclusive of stock based compensation	1,121	203	1,386	407	210	1,431	4,758
Adjusted EBITDA	$418	$(169)	$(1,272)	$118	$(225)	$(2,378)	$(3,508)

Three Months Ended March 31, 2026	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external and related party customers	$12,935	$269	$3,864	$3,541	$1,421	$—	$22,030
Intersegment revenue	32	—	—	—	—	(32)	—
Total revenue	12,967	269	3,864	3,541	1,421	(32)	22,030
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	8,060	511	4,455	2,138	1,192	151	16,507
Selling, general and administrative, exclusive of stock based compensation	1,268	186	853	332	251	706	3,596
Adjusted EBITDA	$3,639	$(428)	$(1,444)	$1,071	$(22)	$(889)	$1,927

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INFORMATION
(in thousands)

Six Months Ended June 30, 2026	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external and related party customers	$23,050	$1,208	$11,839	$6,743	$5,245	$—	$48,085
Intersegment revenue	140	—	—	—	—	(140)	—
Total revenue	23,190	1,208	11,839	6,743	5,245	(140)	48,085
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	12,781	2,051	12,168	4,257	4,164	287	35,708
Selling, general and administrative, exclusive of stock based compensation	3,043	476	1,538	620	482	1,669	7,828
Adjusted EBITDA	$7,366	$(1,319)	$(1,867)	$1,866	$599	$(2,096)	$4,549

Six Months Ended June 30, 2025	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external and related party customers	$4,994	$2,102	$12,115	$3,847	$925	$—	$23,983
Intersegment revenue	38	—	—	—	—	(38)	—
Total revenue	5,032	2,102	12,115	3,847	925	(38)	23,983
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion, inclusive of related parties	2,984	2,229	10,738	2,673	1,154	1,391	21,169
Selling, general and administrative, exclusive of stock based compensation	1,488	323	2,816	796	420	2,819	8,662
Adjusted EBITDA	$560	$(450)	$(1,439)	$378	$(649)	$(4,248)	$(5,848)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA from Continuing Operations

Adjusted EBITDA from continuing operations is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA from continuing operations as net income (loss) from continuing operations before depreciation, depletion, amortization and accretion, gains on disposal of assets, net, impairment of long lived assets, equity based compensation, stock based compensation, interest expense (income), net, (loss) gain on marketable securities, net, other (income) expense, net and provision for income taxes. We exclude the items listed above from net income (loss) from continuing operations in arriving at Adjusted EBITDA from continuing operations because these amounts can vary substantially from company to company within our industries depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA from continuing operations should not be considered as an alternative to, or more meaningful than, net income (loss) from continuing operations or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA from continuing operations are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets, none of which are components of Adjusted EBITDA from continuing operations. Our computations of Adjusted EBITDA from continuing operations may not be comparable to other similarly titled measures of other companies. We believe that Adjusted EBITDA from continuing operations is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA from continuing operations to net income (loss) from continuing operations, the most directly comparable GAAP financial measure for the specified periods (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net (loss) income from continuing operations to Adjusted EBITDA from continuing operations:	2026	2025	2026	2026	2025
Net (loss) income from continuing operations	$(1,198)	$(36,523)	$4,684	$3,487	$(38,770)
Depreciation, depletion, amortization and accretion	4,634	2,827	3,470	8,104	4,910
Gains on disposal of assets, net	(4,641)	(1,077)	(674)	(5,316)	(4,549)
Impairment of long-lived assets	—	31,669	—	—	31,669
Equity based compensation	544	—	—	544	—
Stock based compensation	—	200	—	—	412
Interest expense (income), net	784	(298)	(514)	270	(383)
Loss (gain) on marketable securities, net	1,116	—	(7,103)	(5,987)	—
Other (income) expense, net	(471)	628	609	138	960
Provision (benefit) for income taxes	1,853	(934)	1,455	3,309	(97)
Adjusted EBITDA from continuing operations	$2,621	$(3,508)	$1,927	$4,549	$(5,848)